Exhibit 10.1
                              TERMINATION AGREEMENT

      This Termination Agreement (the "Termination Agreement") is made and entered into as of the 30th day of September, 2002, by and between Seal Holdings Corporation, now known as Le@P Technology, Inc. ("Le@P") and Robert G. Tancredi, M.D. ("Employee"), an individual, whose principal place of business is 5601 North Dixie Highway, Suite 441, Fort Lauderdale, Florida 33334.

      WHEREAS, Seal Holdings Corp. and Employee previously entered into that certain Employment Agreement, dated April 1, 1999 (the "Executive Employment Agreement"), which Executive Employment Agreement was assumed by Le@P Technology, Inc. with the change of name from Seal Holdings to Le@P Technology on July 1, 2001; and

      WHEREAS, Le@P and Employee now wish to terminate the Executive Employment Agreement, effective September 30, 2002.

      1. The aforestated recitations are true and correct and incorporated herein by reference.

      2. The Employment Agreement shall terminate effective September 30, 2002. Except as provided in paragraph 3 below, neither Le@P (nor its predecessors, successors or affiliates) nor Employee shall have any further obligations to one another, whether pursuant to the Employment Agreement or otherwise. Consistent with same, the restrictive covenants contained in the Employment Agreement shall also terminate effective September 30, 2002.

      3. In consideration for employee's agreement to terminate the Executive Employment Agreement, Le@P agrees to pay employee a total of one hundred and fifty thousand dollars dollars $150,000.00 which is the total amount due to be paid through March 31, 2003 following the six month notice of termination with Le@P. The employee agreed that this amount be paid out over approximately eighteen months according to a schedule appended hereto.

      4. In consideration for Le@P's agreement to terminate the Employment Agreement and the payment and benefits set forth in paragraph 3 hereof, Employee acknowledges that he has no claims of any kind against Le@P, Seal Holdings Corporation or any and all of their predecessors and any and all of their officers and directors and that Employee hereby releases them (and the corporations) of any and all claims Employee may ever have had or do have, except with regard to the obligations of Le@P as set forth in paragraph 3 herein. Likewise, Le@P, together with its officers and directors, do hereby release Employee of any and all claims which it or they may ever have had or do have. The foregoing releases are intended to be a mutual and general release of and to all parties in all respects.

      5. This Termination Agreement shall be interpreted and enforced pursuant to the laws of the State of Florida. Any and all litigation or other proceedings related to this Termination Agreement shall be commenced and held in Broward County, Florida. In the event either party brings litigation to enforce the terms of this Termination Agreement, the prevailing party shall be entitled to all costs incurred, including reasonable attorneys fees and court costs, incurred at both the trial and appellate levels, from the non-prevailing party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                                                     LE@P:

                                        LE@P TECHNOLOGY, INC., f/k/a
                                        SEAL HOLDINGS CORPORATION

/s/ Elda Miranda

----------------------------            By:  /s/ M. Lee Pearce, M.D.
                                        Print Name:  Pearce
                                        Its:___________Chairman_______________
                                        Date:   September 11, 2002


                                        EMPLOYEE:


/s/ Elda Miranda                        /s/ Robert G. Tancredi, M.D.
                                        Robert G. Tancredi, M.D.
----------------------------
                                        Date: September 11, 2002

                                   Exhibit "A"
                               September 18, 2002

Robert G. Tancredi, M.D.
Payment Schedule


         Paid          Le@P
       08/16/02        7,500
       08/30/02        7,500
       09/13/02        7,500
       09/27/02        7,500
       10/11/02        7,500
       10/25/02        7,500
       11/08/02        7,500
       11/22/02        7,500
       12/06/02        7,500
       12/20/02        7,500
       01/03/03        8,000
       01/17/03        8,000
       01/31/03        8,000
       02/14/03        8,000
       02/28/03        8,000
       03/14/03        8,000
       03/28/03        8,000
       04/11/03        3,000
       04/25/03        3,000
       05/09/03        3,000
       05/23/03        3,000
       06/06/03        3,000
       06/20/03        3,000
       07/04/03        3,000
       07/18/03        3,000
       08/01/03        3,000
       08/15/03        3,000
       08/29/03        3,000
       09/12/03        3,000
       09/26/03        3,000
       10/10/03        3,000
       10/24/03        3,000
       11/07/03        3,000
       11/21/03        3,000
       12/05/03        3,000
       12/19/03        3,000
       01/02/04        3,000
       01/16/04        3,000
       01/30/04        3,000
       02/13/04        3,000
       02/27/04          577
       03/12/04          500
       03/26/04          500
       04/09/04          500
       04/23/04          500       53,077 Earned from 7/29-9/30/2002
       05/07/04          500
                                  150,000 Per Termination Agreement
                                  -------
     Total           203,077      203,077
                     =======      =======

                                  Received and Accepted September 18, 2002

                                       /s/ R. Tancredi, M.D.   R. Tancredi, M.D.
                                       ---------------------
                                       /s/ M. Lee Pearce       M. Lee Pearce
                                       ---------------------